Exhibit 2.3

                     STOCK PURCHASE AND CONSENT AGREEMENT

         AGREEMENT dated as of March 8, 1999 among Condor Systems, Inc., a California corporation (the "Company"), WDC Stock Acquisition Corp., a California corporation ("Other Sub"), each of the individuals listed on the signature pages hereto (each of such individuals, a "Shareholder", and collectively, the "Shareholders"), and, solely for purposes of Sections 3.01, 3.02, 3.04, and 3.05 (other than 3.05(a), 3.05(b) and 3.05(f)) hereof, Behrman
Capital L.P., Behrman Capital "B" L.P., and Strategic Entrepreneur Fund, L.P. (the "Behrman Holders").

         WHEREAS, it is a condition to the willingness of WDC Acquisition Corp. ("Merger Sub") to enter into an Agreement and Plan of Merger (the "Merger Agreement"), among the Company, Merger Sub, and certain shareholders as set forth therein that this Agreement be entered into;

         WHEREAS, certain Shareholders desire to sell, prior to the Merger, certain shares of Class A and Class B Common Stock of the Company, and Other Sub is willing to purchase such shares for a price of $4.57785979 per share of Class A Common Stock, and a price of $0.15922254 per share of Class B Common Stock, upon the terms and subject to the conditions provided herein;

         WHEREAS, certain Shareholders desire to roll over certain shares of Class A and Class B Common Stock into shares of the surviving corporation in the Merger, which rollover will be effected pursuant to the Merger Agreement and the Merger (each such Shareholder, a "Rollover Shareholder");

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                 DEFINITIONS

         SECTION 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

         The following terms, as used herein, have the following meanings:

         "Escrow Agent" means a financial institution to be agreed upon prior to Closing by Other Sub and the Company.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE 2
                              PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale. Upon the basis of the representations and warranties and agreements contained herein and subject to the conditions contained herein and in the Merger Agreement, each Shareholder party hereto hereby agrees to sell to Other Sub, and Other Sub hereby agrees to purchase from such Shareholder: (a) the number of shares of Class A Common Stock set forth opposite such Shareholder's name under the column "Class A Common Stock" on Section 2.02 of the Disclosure Schedule to the Merger Agreement (the "Disclosure Schedule") and (b) the number of shares of Class B Common Stock set forth opposite such Shareholder's name under the column "Class B Common Stock" on Section 2.02 of the Disclosure Schedule. The aggregate purchase price to be paid in cash by Other Sub for the Company Stock sold by each such Shareholder hereunder is set forth opposite such Shareholder's name under the column "Total Purchase Price" on Section 2.02 of the Disclosure Schedule (with respect to such Shareholder, the "Total Purchase Price").

         SECTION 2.02. Delivery to Escrow Agent. No later than 40 days after the date hereof, each Shareholder set forth on Section 2.02 of the Disclosure Schedule shall deliver to the Escrow Agent certificates for the Company Stock set forth opposite such Shareholder's name on Section 2.02 of the Disclosure Schedule, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto, pursuant to the Escrow Agreement attached as Exhibit A hereto (the "Escrow Agreement"). If the Merger Agreement is terminated in accordance with its terms, the Company Stock so deposited shall be returned to such Shareholders.

         SECTION 2.03. Closing. The closing of the purchase and sale hereunder shall take place after the Investment and prior to the Effective Time, at a closing at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 (the "Closing"):

          (a) Other Sub shall deliver to the Escrow Agent (for distribution to the Shareholders listed on Section 2.02 of the Disclosure Schedule), the aggregate Total Purchase Price to be received by all such Shareholders in respect of the Company Stock set forth opposite the names of such Shareholders on such Schedule, by a wire transfer of immediately available funds to an account to be specified by the Escrow Agent to Other Sub not less than three business days prior to Closing.

          (b) Simultaneously with such wire transfer to the Escrow Agent, the Escrow Agent shall deliver to Other Sub certificates for the Company Stock set forth opposite the name of such Shareholders on Section 2.02 of the Disclosure Schedule, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.


                                  ARTICLE 3
          CONSENT TO TRANSACTIONS; WAIVER AND TERMINATION OF EXISTING
                  SHAREHOLDERS' AGREEMENT; GRANTS OF PROXIES

          SECTION 3.01. General Acknowledgment and Consent. (a) Each Shareholder and each Behrman Holder severally represents and warrants to Other Sub and the Company that it has read this Agreement, the Escrow Agreement and the Merger Agreement, and hereby consents to all of the transactions contemplated hereby and thereby.

          (b) Each Shareholder and each Behrman Holder acknowledges and agrees that pursuant to this Agreement and the Merger Agreement, certain holders of Class A Common Stock and Class B Common Stock will receive cash in the Merger and others will receive Surviving Corporation Shares (as defined herein) and as a result will receive different consideration in the Merger.

         SECTION 3.02. Unanimous Consent of Series A Preferred Stock. The Behrman Holders, as record holders of all of the issued and outstanding Series A Preferred Stock, hereby consent to and adopt, for purposes of all approvals required to be given by holders of Series A Preferred Stock voting or consenting as a separate class and voting or consenting as a single class with all holders of Company Stock, pursuant to Section 603 of the General Corporation Law of the State of California, the following resolution, waive any notice required by such Section, and direct that this Consent be filed with the minutes of proceedings of stockholders of the Company:

         RESOLVED, that the Agreement and Plan of Merger dated as of March 8, 1999 among the Company, Merger Sub, and certain shareholders as set forth therein, and the transactions contemplated thereby, including the Merger, are hereby approved in all respects.

         SECTION 3.03. Unanimous Consent of Class B Common Stock. The Shareholders who are record holders of Class B Common Stock, as record holders of such Class B Common Stock, hereby consent to and adopt, for purposes of all approvals required to be given by holders of Class B Common Stock voting or consenting as a separate class and voting or consenting as a single class with all holders of Company Stock, pursuant to Section 603 of the General Corporation Law of the State of California, the following resolution, waive any notice required by such Section, and direct that this Consent be filed with the minutes of proceedings of stockholders of the Company:

         RESOLVED, that the Agreement and Plan of Merger dated as of March 8, 1999 among the Company, Merger Sub, and certain shareholders as set forth therein, and the transactions contemplated thereby, including the Merger, are hereby approved in all respects.

         SECTION 3.04. Waiver and Termination of Existing Shareholders' Agreement. To the extent necessary to effectuate the transactions contemplated by this Agreement and the Merger Agreement, each relevant party hereto hereby waives any rights that it may have under the Shareholders' Agreement dated as of October 15, 1996 among the Company, the Behrman Holders, and the other persons set forth on the signature pages thereto (the "Existing Shareholders' Agreement") arising out of or in connection with such transactions including without limitation all rights of first offer and tag-along rights. Furthermore, each relevant party hereto agrees that effective upon the Closing of the Merger, the Existing Shareholders' Agreement shall terminate and be of no further force and effect, and no party thereto shall have any further rights thereunder.

         SECTION 3.05. Irrevocable Proxy; No Appraisal; No Transfer; Escrow Agreement Power of Attorney. (a) Each Shareholder hereby irrevocably appoints Robert E. Young II and Gary M. Viljoen (who are acting as nominees of Other
Sub for this purpose) and each of them singly, with full power of substitution (each, a "Proxy Holder") to be its proxy and to vote all of such Shareholder's Company Stock for such Shareholder on all matters relating to the Merger Agreement and the transactions contemplated thereby, until and unless the Merger Agreement is terminated in accordance with its terms. Other Sub hereby appoints Robert E. Young II and Gary M. Viljoen as its nominees for purposes of acting as the Proxy Holders. Specifically, each Shareholder irrevocably directs the Proxy Holders until such time:

                  (i) to vote at any shareholder meetings or adjournments thereof, or give its written consent with respect to, the Company Stock of such Shareholder to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated hereby; and

                  (ii) to vote such Shareholder's Company Stock against the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any matters related to or in connection therewith, or any corporate action relating to or the consummation of which would either frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

Robert E. Young II and Gary M. Viljoen each hereby accept the appointments and direction provided for in this Section 3.05.

         (b) Each Shareholder hereby agrees not to exercise any rights (including, without limitation, under Section 1300 of the CGCL), and irrevocably directs the Proxy Holders not to exercise any rights, to demand appraisal of any of such Shareholder's Company Stock in connection with the Merger.

         (c) The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Section, then the party seeking to enforce this Section against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief against such non-performing party, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

         (d) Each Shareholder and each Behrman Holder agrees to execute and deliver any additional documents reasonably requested by Other Sub to complete and effectuate the agreements contained in this Section.

         (e) Except as contemplated by this Agreement and the Merger Agreement, each Shareholder and each Behrman Holder agrees not to transfer any of its

Company Stock until and unless the Merger Agreement is terminated in accordance with its terms.

         (f) Each Shareholder constitutes and appoints Robert E. Young II and Gary M. Viljoen, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign the Escrow Agreement substantially in the form attached hereto as Exhibit A.


                                  ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder severally represents and warrants to Other Sub and the Company, to the extent applicable to such Shareholder, that as of the date hereof and as of the date of Closing:

         SECTION 4.01. Existence and Power; Ownership. If such Shareholder is a corporation, a trust, a limited liability company or a partnership, such Person has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Such Shareholder owns beneficially and of record all of the Company Stock set forth opposite the name of such Shareholder on Sections 2.02 and 2.09(b)(ii) of the Disclosure Schedule, and such Shareholder has good and valid title to such Company Stock. Upon the purchase of any shares of Company Stock from such Shareholder pursuant to this Agreement, Other Sub will acquire valid title to such shares free and clear of any Encumbrance and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Company Stock), other than limitations and restrictions under applicable securities laws, and free of any options, warrants, purchase rights, contracts, or other commitments.

         SECTION 4.02. Authorization. The execution, delivery and performance by such Shareholder of this Agreement and the Escrow Agreement are within such Shareholder's power and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise, on the part of such Shareholder. This Agreement and the Escrow Agreement constitute legally valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         SECTION 4.03. Governmental Authorization. To the knowledge of such Shareholder, the execution, delivery and performance by such Shareholder of this Agreement and the Escrow Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official, except as may be necessary as a result of any facts or circumstances relating solely to Other Sub.

         SECTION 4.04. Non-Contravention. The execution, delivery and performance by such Shareholder of this Agreement and the Escrow Agreement do not and will not (i) violate any organizational document of such Shareholder,
(ii) to the knowledge of such Shareholder, violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any material consent or other action by any Person, or constitute a default under any material agreement or other instrument binding upon such Shareholder, or (iv) result in the creation or imposition of any Lien on the Class A Common Stock, Class B Common Stock, or Series A Preferred Stock of such Shareholder.

         SECTION 4.05. Litigation. There is no action, suit, investigation or proceeding pending against, or to the best knowledge of such Shareholder, threatened against or affecting, such Shareholder or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transaction contemplated by this Agreement.

                                  ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF THE ROLLOVER SHAREHOLDERS

         Each Rollover Shareholder hereby severally makes the following representations and warranties to Other Sub and the Company, to the extent applicable to such Shareholder, as of the date hereof and as of the date of
Closing:
         SECTION 5.01. Private Placement. (a) Such Rollover Shareholder is acquiring the shares of the Surviving Corporation set forth opposite its name on
Section 2.09(b)(ii) of the Disclosure Schedule for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

                  (b) Such Rollover Shareholder understands that (i) its acquisition of shares of stock of the Surviving Corporation ("Surviving Corporation Shares") pursuant to the Merger Agreement is intended to be exempt from registration under the Securities Act and (ii) there is only a limited market for such shares, and there can be no assurance that it will be able to sell or dispose of such shares.

                  (c) Such Rollover Shareholder's financial situation is such that such Rollover Shareholder can afford to bear the economic risk of holding the relevant Surviving Corporation Shares to be acquired pursuant to the Merger for an indefinite period of time, and such Rollover Shareholder can afford to suffer the complete loss of the investment in the Surviving Corporation Shares.

                  (d) Such Rollover Shareholder's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in the Surviving Corporation Shares, or such Rollover Shareholder has been advised by a representative possessing such knowledge and experience.

                  (e) Such Rollover Shareholder understands that the Surviving Corporation Shares to be acquired pursuant to the Merger are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Surviving Corporation Shares as set forth in the shareholders' agreement that will be executed on the Closing Date (a copy of the term sheet of which is attached as an exhibit to the Merger Agreement), and that for an indefinite period following the date hereof there will be no (or only a limited) public market for the Surviving Corporation Shares and that, accordingly, it may not be possible for such Rollover Shareholder to sell the Surviving Corporation Shares in case of emergency or otherwise.

                  (f) Such Rollover Shareholder and its representatives, including, to the extent it deems appropriate, its professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in the Surviving Corporation Shares, and such Rollover Shareholder understands and is aware of the risks related to such investment.

                  (g) Such Rollover Shareholder and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the acquisition of the Surviving Corporation Shares and related matters and to obtain all additional information which such Rollover Shareholder or its representatives deem necessary.

                  (h) Such Rollover Shareholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act. Such Shareholder has accurately completed the questionnaire given to such Shareholder, a form of which is attached as Exhibit B hereto, and delivered it to Other Sub.

         SECTION 5.02. Compliance with Section 25110 of the California Corporations Code. Such Rollover Shareholder:

         (a) either has a preexisting personal or business relationship with the Company or any of its partners, officers, directors or controlling persons, or by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect its own interests in the transaction;

         (b) is purchasing for its own account (or a trust account if it is a trustee) and not with a view to or for sale in connection with any distribution of the security; and

         (c) is not making the purchase as a result of the publication of any advertisement.

         Furthermore, such Rollover Shareholder is one or more of the following:

          (x) a person who occupies a position with the Company with duties and authority substantially similar to those of an executive officer of a corporation;

          (y) a person who is receiving $150,000 or more of the Surviving Corporation Shares in the transaction, and is any one of the following:

               (i) a person who, or a person with a professional advisor who, has the capacity to protect such person's interests in connection with the transaction;

              (ii) a person who is able to bear the economic risk of such person's investment in the transaction; or

             (iii) a person for whom the Surviving Corporation Shares to be received in the transaction do not constitute over 10% of such person's net worth or joint net worth with such person's spouse; or

          (z) an individual whose net worth, or whose net worth with such individual's spouse, at the Closing Date will exceed $1,000,000, or an individual whose income, or whose joint income with such individual's spouse, exceeded

$200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year, provided in either case that such individual meets the provisions of subparagraph (i), (ii) or (iii) of subsection (y) above. For the purposes of this subsection, the terms "income" and "net worth" shall be interpreted in a manner consistent with the interpretation of those terms as used in subsections (5) and (6) of Rule 230.501(a) under the Securities Act of 1933.

         SECTION 5.03. Cash in Lieu of Stock. If, immediately prior to the date of Closing, Other Sub is not satisfied that the issuance of Surviving Corporation Shares to any Rollover Shareholder is exempt from registration under all applicable federal and state securities laws, such Rollover Shareholder agrees to receive Class A Cash Consideration or Class B Cash Consideration, as applicable, in the Merger in exchange for its Company Stock set forth on Section 2.09(b)(ii) of the Disclosure Schedule, instead of Surviving Company Shares.


                                  ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF OTHER SUB

         Other Sub represents and warrants to each Shareholder that as of the date hereof and as of the date of Closing

         SECTION 6.01. Existence and Power. Other Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

         SECTION 6.02. Authority; Binding Effect. The execution, delivery and performance by Other Sub of this Agreement are within the corporate powers of Other Sub and have been duly authorized by all necessary action on the part of Other Sub. This Agreement constitutes a valid and binding agreement of Other Sub, enforceable against Other Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         SECTION 6.03. Governmental Authorization. Except as set forth in the Merger Agreement and the Disclosure Schedule with respect to Merger Sub, the execution, delivery and performance by Other Sub of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official.

         SECTION 6.04. Non-Contravention. Except as set forth in the Merger Agreement and the Disclosure Schedule with respect to Merger Sub, the execution, delivery and performance by Other Sub of this Agreement does not and will not (i) violate any organizational document of Other Sub, (ii) violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any material consent or other action by any Person, or constitute a default under any material agreement or other instrument binding upon Other Sub, or (iv) result in the creation or imposition of any lien on any material asset of Other Sub.

         SECTION 6.05. Purchase for Investment. Other Sub acknowledges that the Company Stock have not been registered under the Securities Act or any state securities laws and that the purchase and sale of the Company Stock contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, Other Sub is purchasing the Company Stock to be purchased by it hereunder for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.

         SECTION 6.06. Litigation. There is no material action, suit, investigation or proceeding pending against or, to the knowledge of Other Sub, threatened against or affecting Other Sub before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated hereby.


                                  ARTICLE 7
                             CONDITIONS TO CLOSING

         SECTION 7.01. Conditions to Obligations of Other Sub. The obligation of Other Sub to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions:

                  (a) All of the conditions to the obligations of Merger Sub under the Merger Agreement, except for (i) the purchase of shares of Company Stock pursuant to this Agreement and the ESOP Stock Purchase

         Agreement and (ii) any approval of holders of Class A Common Stock, shall have been either satisfied or waived.

                  (b) Each Shareholder shall have complied with its obligations pursuant to Section 2.02 hereof to deliver its Company Stock to the Escrow Agent.

                  (c) Other Sub shall have received certification signed by each Shareholder to the effect that such Shareholder is not a "foreign person" as defined in Section 1445 of the Code.

                  (d) The questionnaires filled out by each Shareholder shall be true and correct in all material respects at and as of the Closing Date.

         SECTION 7.02. Conditions to Obligations of the Shareholders. The obligation of the Shareholders to consummate the transactions contemplated hereby is subject to the satisfaction of the following condition:

               (a) All of the conditions to the obligations of the Company under the Merger Agreement, except for (i) the purchase of shares of Company Stock pursuant to this Agreement and the ESOP Stock Purchase Agreement and (ii) any approval of holders of Class A Common Stock, shall have been either satisfied or waived.


                                  ARTICLE 8
                                  TERMINATION

         SECTION 8.01. Termination. If the Merger Agreement is terminated in accordance with its terms, this Agreement is also terminated in its entirety and the Escrow Agent shall return the Escrow Shares (as defined in the Escrow Agreement attached as Exhibit A hereto) to the Shareholders who own such shares.


                                  ARTICLE 9
                                 MISCELLANEOUS

         SECTION 9.01. Entire Agreement. This Agreement, together with the Escrow Agreement and the other agreements contemplated hereby, constitutes the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, both oral and written, among the parties relating to the subject matter of this Agreement.

         SECTION 9.02. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

         SECTION 9.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Other Sub may without consent assign its rights and obligations hereunder to one or more of the following entities: DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ ESC II, L.P., and DLJ First ESC L.P.

         SECTION 9.04. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 9.05. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 9.06. Further Assurances. The Shareholders and Other Sub agree that, from time to time, each of them will execute and deliver such further instruments of conveyance and transfer and take all such other action as may be necessary to carry out the transactions contemplated by the terms of this Agreement and the terms of the Merger Agreement.

         SECTION 9.07. Costs and Expenses. Each of the parties hereto shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, any amendment or supplement to or modification of this Agreement, and any and all other documents furnished pursuant to or in connection with this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories (or, in the case of parties that are not corporations, other authorized persons), as of the day and year first above written.

                                           CONDOR SYSTEMS, INC.

                                           By: /s/ Gary M. Viljoen
                                              ---------------------------------
                                               Name: Gary M. Viljoen
                                               Title: Chief Financial Officer

                                           WDC STOCK ACQUISITION CORP.

                                           By: /s/ Kirk Wortman
                                              ---------------------------------
                                               Name: Kirk Wortman
                                               Title:   President

                                           BEHRMAN CAPITAL L.P. (as to Sections
                                           3.01, 3.02, 3.04, and 3.05 (other
                                           than 3.05(a), 3.05(b) and 3.05(f))
                                           only)

                                           BY BEHRMAN BROTHERS L.P., General
                                           Partner

                                           By: /s/ William M. Matthes
                                              ---------------------------------
                                               Name: William M. Matthes
                                               Title:


                                           BEHRMAN CAPITAL "B" L.P. (as to
                                           Sections 3.01, 3.02, 3.04, and 3.05
                                           (other than 3.05(a), 3.05(b) and
                                           3.05(f)) only)

                                           BY BEHRMAN BROTHERS L.P., General
                                           Partner

                                           By: /s/ William M. Matthes
                                              ---------------------------------
                                               Name: William M. Matthes
                                               Title:

                                           STRATEGIC ENTREPRENEUR FUND,
                                           L.P. (as to Sections 3.01, 3.02,
                                           3.04, and 3.05 (other than 3.05(a),
                                           3.05(b) and 3.05(f)) only)

                                           By: /s/ William M. Matthes
                                              ---------------------------------
                                               Name: William M. Matthes
                                               Title:

SPOUSES OF SHAREHOLDERS:                   SHAREHOLDERS:

                                           ROBERT E. YOUNG II

By: /s/ Nancy J. Young                     By: /s/ R.E. Young
----------------------------------------   ------------------------------------
Name: Nancy J. Young                       Name: R.E. Young


                                           JOHN L. BARNUM

By: /s/ J.L. Barnum                        By: /s/ John L. Barnum
----------------------------------------   ------------------------------------
Name: J.L. Barnum                          Name: John L. Barnum


                                           VERNON A. DALE

By: /s/ Joyce Stanford-Dale                By: /s/ Vernon A. Dale
----------------------------------------   ------------------------------------
Name: Joyce Stanford-Dale                  Name: Vernon A. Dale


                                           DAVID J. KLINGLER

By: /s/ Elizabeth Klingler                 By: /s/ David J. Klingler
----------------------------------------   ------------------------------------
Name: Elizabeth Klingler                   Name: David J. Klingler


                                           THOMAS A. MICHALSKI

By: /s/ Ann T. Michalski                   By: /s/ Thomas A. Michalski
----------------------------------------   ------------------------------------
Name: Ann T. Michalski                     Name: Thomas A. Michalski


                                           GARY M. VILJOEN

By: /s/ Jennifer M. Viljoen                By: /s/ Gary M. Viljoen
----------------------------------------   ------------------------------------
Name: Jennifer M. Viljoen                  Name: Gary M. Viljoen

SPOUSES OF SHAREHOLDERS:                   SHAREHOLDERS:


                                           JOHN L. TAFT

By: /s/ Donna M. Taft                      By: /s/ John L. Taft
----------------------------------------   ------------------------------------
Name: Donna M. Taft                        Name: John L. Taft


                                           MICHAEL J. BILINSKI

By:                                        By: /s/ M.J. Bilinski
----------------------------------------   ------------------------------------
Name:                                      Name: M.J. Bilinski


                                           TERRANCE SCHMIDT

By: /s/ Teresa Schmidt                     By: /s/ Terrance Schmidt
----------------------------------------   ------------------------------------
Name: Teresa Schmidt                       Name: Terrance Schmidt


                                           JOHN DOWNS

By: /s/ illegible signature                By: /s/ John A. Downs
----------------------------------------   ------------------------------------
Name:                                      Name: John A. Downs


                                           BILL BIGAS

By: N/A                                    By: /s/ William R. Bigas
----------------------------------------   ------------------------------------
Name:                                      Name: William R. Bigas


                                           WALTER CANNON

By: /s/ Maria B. Cannon                    By: /s/ Walter C. Cannon
----------------------------------------   ------------------------------------
Name: Maria B. Cannon                      Name: Walter C. Cannon

SPOUSES OF SHAREHOLDERS:                   SHAREHOLDERS:


                                           RANDALL KRIEGH

By: /s/ Elaine R. Kriegh                   By: /s/ Randall Kriegh
----------------------------------------   ------------------------------------
Name: Elaine R. Kriegh                     Name: Randall Kriegh


                                           MIKE KEY

By:                                        By: /s/ Michael L. Key
----------------------------------------   ------------------------------------
Name:                                      Name: Michael L. Key
                                                                         3/3/99

                                           THOMAS  MULCAHY

By:                                        By: /s/ illegible signature
----------------------------------------   ------------------------------------
Name:                                      Name:


                                           MARILYN GOODMAN

By: /s/ Jack Goodman                       By: /s/ Marilyn Goodman
----------------------------------------   ------------------------------------
Name: Jack Goodman                         Name: Marilyn Goodman


                                           LEILI McPHERSON

By: /s/ James A. McPherson                 By: /s/ Leili McPherson
----------------------------------------   ------------------------------------
Name: James A. McPherson                   Name: Leili McPherson


                                           BILL CAMPBELL

By: /s/ illegible signature                By: /s/ J. William Campbell
----------------------------------------   ------------------------------------
Name:                                      Name: J. William Campbell

SPOUSES OF SHAREHOLDERS:                   SHAREHOLDERS:


                                           VINCENT FATA

By: /s/ Ann Marie Fata                     By: /s/ Vincent Fata
----------------------------------------   ------------------------------------
Name: Ann Marie Fata                       Name: Vincent Fata


                                           PETER FERA

By: /s/ illegible signature                By: /s/ Peter Fera
----------------------------------------   ------------------------------------
Name:                                      Name: Peter Fera


                                           JOHN JENSEN

By: /s/ illegible signature                By: /s/ John C. Jensen
----------------------------------------   ------------------------------------
Name:                                      Name: John C. Jensen


                                           DENNIS RICHARDSON

By: /s/ Laura Richardson                   By: /s/ Dennis Richardson
----------------------------------------   ------------------------------------
Name: Laura Richardson                     Name: Dennis Richardson


                                           CHARLES LEBER

By: /s/ Patricia E. Lee                    By: /s/ Charles Leber
----------------------------------------   ------------------------------------
Name: Patricia E. Lee                      Name: Charles Leber


                                           DAVID SABO

By: /s/ illegible signature                By: /s/ David Sabo
----------------------------------------   ------------------------------------
Name:                                      Name: David Sabo

SPOUSES OF SHAREHOLDERS:                   SHAREHOLDERS:


                                           DAN CAMILLI

By: /s/ Jennifer J. Camilli                By: /s/ Dan Camilli
----------------------------------------   ------------------------------------
Name: Jennifer J. Camilli                  Name: Dan Camilli


                                           GREGORY DONALDSON

By: /s/ illegible signature                By: /s/ Gregory Donaldson
----------------------------------------   ------------------------------------
Name:                                      Name: Gregory Donaldson


                                           RICHARD McINNIS

By:                                        By: /s/ Richard McInnis
----------------------------------------   ------------------------------------
Name:                                      Name: Richard McInnis


                                           DAVID McINTIRE

By: /s/ Velma McIntire                     By: /s/ illegible signature
----------------------------------------   ------------------------------------
Name: Velma McIntire                       Name:


                                           DENNIS TRIOLO

By: /s/ illegible signature                By: /s/ Dennis Triolo
----------------------------------------   ------------------------------------
Name:                                      Name: Dennis Triolo


                                           KATHLEEN THOMAS & MICHAEL STONE
                                           TRUSTEES OF THE YOUNG'S CHILDREN
                                           1994 IRREVOCABLE TRUST DATED
                                           12/28/94

                                           By: /s/ illegible signature
                                           ------------------------------------

                                        The Young's Children
                                        1994 Irrevocable Trust
                                        Dated 12/28/94


                                        By: /s/ Kathleen Thomas
                                        ---------------------------------------
                                           Name: Kathleen Thomas
                                           Title: Trustee



                                        By:____________________________________
                                           Name:
                                           Title: Trustee

                                                                      EXHIBIT A

                               ESCROW AGREEMENT


         AGREEMENT dated as of ________ __, 1999 among AC Stock Acquisition Corp., a California corporation ("Other Sub"), ______________ (the "Escrow Agent"), and the Shareholders (as defined herein).

         WHEREAS, it is a condition to the willingness of AC Acquisition Corp. ("Merger Sub") to enter into an Agreement and Plan of Merger (the "Merger Agreement"), among the Company, Merger Sub, and certain shareholders as set forth therein, that the Shareholders, Other Sub, and certain other parties have entered into a Stock Purchase and Consent Agreement pursuant to which, among other things, Other Sub shall purchase shares of Class A and Class B Common Stock in Condor Systems, Inc., a Californian corporation (the "Company") from the Shareholders (the "Stock Purchase and Consent Agreement");

         WHEREAS, in accordance with Section 2.02 of the Stock Purchase and Consent Agreement, the Company Stock to be sold are to be deposited in escrow with the Escrow Agent within 40 days of the date of execution of the Stock Purchase and Consent Agreement;

         WHEREAS, the Escrow Agent has agreed to serve in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants set forth herein, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Stock Purchase and Consent Agreement and in the Merger Agreement.

         2. Appointment of Escrow Agent. Other Sub and the Shareholders hereby appoint the Escrow Agent to (i) accept and hold the Company Stock set forth on
Section 2.02 of the Disclosure Schedule, and to deliver such Company Stock either to Other Sub or return them to the Shareholders in accordance with the terms of the Stock Purchase and Consent Agreement and this Agreement and (ii) if the Closing occurs, accept and hold the funds representing payment of the Total Purchase Price in respect of such Company Stock, and deliver them to the Shareholders in accordance with the terms of the Stock Purchase and Consent Agreement and this Agreement. The Escrow Agent hereby accepts such appointment and agrees to assume and perform the duties of Escrow Agent pursuant to the terms and conditions of this Agreement.

         3. Delivery of Escrow Shares and Total Purchase Price to Escrow Agent. (a) In accordance with Section 2.02 of the Stock Purchase and Consent Agreement, within 40 days after the execution of such agreement, each Shareholder shall deliver to the Escrow Agent the Company Stock set forth opposite the name of such Shareholder on Section 2.02 of the Disclosure Schedule, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto (the "Escrow Shares").

         (b) In accordance with Section 2.03 of the Stock Purchase and Consent Agreement, if the Closing occurs Other Sub shall deliver to the Escrow Agent on the date of Closing a wire transfer representing the Total Purchase Price to be received by such Shareholders in respect of all Escrow Shares.

         4. Delivery of Escrow Shares and Total Purchase Price By Escrow
Agent.

         (a) If the Closing occurs, the Escrow Agent shall deliver all the Escrow Shares to Other Sub on the date of Closing against confirmation of a wire transfer of immediately available funds representing the aggregate Total Purchase Price to be received by all the Shareholders set forth on Section
2.02 of the Disclosure Schedule in respect of such Escrow Shares; and shall promptly thereafter distribute the Total Purchase Price with respect to each such Shareholder to such Shareholder, as set forth in the Stock Purchase and Consent Agreement.

         (b) If the Merger Agreement is terminated in accordance with its terms, the Escrow Agent shall return the Escrow Shares to the Shareholders who own such Escrow Shares.

         5. Liability of Escrow Agent; Indemnification. The Escrow Agent's duties hereunder are only those as specified in this Agreement and the Stock Purchase and Consent Agreement and are deemed to be purely ministerial in nature. The Escrow Agent shall not be compelled to furnish a formal accounting for the Escrow Shares other than to notify the Shareholders and Other Sub concerning any deliveries of the Escrow Shares. The Escrow Agent shall not be responsible for the genuineness of any document or signature and may rely conclusively upon any notice, agreement, certification, authorization, release or other written instrument reasonably believed by it to be genuine or to be signed or to be presented by the proper person, or duly authorized or properly made. The Escrow Agent will incur no liability under this Agreement except for willful misconduct or gross negligence. Shareholders and Other Sub agree jointly and severally to hold the Escrow Agent harmless from any and all liabilities under this Agreement, except no such indemnification shall be made for the Escrow Agent's willful misconduct or gross negligence.

         6. Term. The term of this Agreement shall commence as of the date hereof and terminate upon the date of Closing, or upon the earlier distribution of the Escrow Shares in accordance with the terms hereof.

          6. Fee to the Escrow Agent. The Escrow Agent shall receive no amount for services rendered under this Agreement.

         7. Notices. All notices, requests, demands and other communications under this Agreement shall be mailed, postage prepaid, registered mail, return receipt requested, or delivered personally, addressed as follows:

         If to Escrow Agent:

                  [                  ]
         With a copy to:

                  [                  ]

         If to Other Sub:

                  DLJ Merchant Banking II, Inc.
                  277 Park Avenue
                  New York, NY 10172
                  Attn: David Jaffe

         With a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017
                  Attn: Chris Mayer, Esq.


         If to the Shareholders:

                  Condor Systems, Inc.
                  2133 Samaritan Drive
                  San Jose, California 95124
                  Attn: Robert E. Young II

         With a copy to:

                  Latham & Watkins
                  135 Commonwealth Drive
                  Menlo Park, California 94025
                  Attn: Peter Kerman, Esq.

         And to:

                  Seyfarth, Shaw, Fairweather & Geraldson
                  55 East Monroe Street
                  Suite 4200
                  Chicago, IL 60603
                  Attn: Theodore E. Cornell III, Esq.

         8. Entire Agreement. This Agreement, together with the Merger Agreement, the Stock Purchase and Consent Agreement, and the other agreements contemplated thereby, constitutes the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, both oral and written, among the parties relating to the subject matter of this Agreement.

         9. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Other Sub may without consent assign its rights and obligations hereunder to one or more of the following entities: DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ ESC II, L.P., and DLJ First ESC L.P.

         12. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which when taken together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement on the date first above stated.


                                            _______________, as Escrow Agent


                                        By: ___________________________________
                                            Name:
                                            Title:


                                        WDC STOCK ACQUISITION CORP.


                                        By: ___________________________________
                                            Name:
                                            Title:

                                            THE SHAREHOLDERS


                                        By: ___________________________________
                                            Name:
                                            Title: Attorney-in-Fact

                                                                      EXHIBIT B

I.       PLEASE INDICATE TYPE OF OWNERSHIP OF OLD
         SECURITIES:

         |_|     Individual           |_|     Community Property (Arizona,
                                              California, Idaho, Louisiana,
                                              Nevada, New Mexico, Puerto Rico,
                                              Texas, Washington or Wisconsin)

II.      ACCREDITED INVESTOR SECTION

         |_|      1.       I have an individual net worth or joint net worth
                           with my spouse in excess of $1,000,000.

         |_|      2.       I have had an individual income in excess of
                           $200,000 in each of 1997 and 1998, or joint income with my spouse in excess of $300,000 in each of those years, and I reasonably expect to reach the same level in 1999.

         |_|      3.       I am a director or executive officer (within the
                           meaning of Rule 501(f) under the Securities Act of 1933, as amended (the "Securities Act")) of Condor
                           Systems, Inc.

         |_|      4.       We are a bank as defined in Section 3(a)(2) of
                           the Securities Act or a savings and loan association or other institution as defined in
                           Section 3(a)(5)(A) of the Securities Act, acting in our individual or fiduciary capacity.

         |_|      5.       We are an employee benefit plan within the
                           meaning of the Employee Retirement Income Security
                           Act of 1974, as amended, with total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

         |_|      6.       We are a trust with total assets in excess of
                           $5,000,000, not formed for the specific purpose of acquiring the Surviving Corporation Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

III.     OTHER CERTIFICATIONS

         By signing this Questionnaire, I certify the following:

         (a) that my exchange of Company Stock for Suiting Corporation Shares will be solely for my own account and not for the account of any other person, or if we are a trust or a trustee for a trust, for the account of the beneficiary or beneficiaries of such trust;

         (b) that the name, home address and taxpayer identification number, and all other statements and certifications set forth in or contained in this Questionnaire are true, correct and complete; and

         (c)      that one of the following is true and correct (check one):

             |_|  (i)   I am a United States citizen or resident of the
                        United States for United States federal income tax purposes.

             |_|  (ii)  I am neither a United States citizen nor a resident of the United States for federal income tax purposes.

IV.      GENERAL INFORMATION -- PLEASE FILL OUT
         COMPLETELY

Name:__________________________________________________________________________

Social Security or Taxpayer Identification Number:_____________________________

Residence Address:_____________________________________________________________
                                          Number and Street)

_______________________________________________________________________________
                  (City)                   (State)        (Zip Code)

Residence Telephone Number:____________________________________________________
                                            (Area Code)       (Number)

Business Address:______________________________________________________________
                              (Number and Street)

_______________________________________________________________________________
                  (City)                   (State)        (Zip Code)

Business Telephone Number:_____________________________________________________
                                    (Area Code)       (Number)

I prefer to have correspondence sent to:    |_|  Residence     |_|  Business

V.       SIGNATURE

         The undersigned represents that (a) he/she has read and understands all information included with this Questionnaire, (b) the information contained in this Questionnaire is complete and accurate and (c) he/she is purchasing for his/her own account (or a trust account if the purchaser is a trustee) for investment and not with a view to or for sale in connection with any distribution of the offered securities, and (d) he/she will telephone Condor Systems, Inc. (contact Gary M. Viljoen, Chief Financial Officer at 408-879-2215) immediately if any material change in any of this information occurs before the date of the Closing and will promptly send to Condor Systems, Inc. written confirmation of such change.


                                        ---------------------------------, 1997
                                                       Date


                                        ---------------------------------------
                                                    Signature


                                        ---------------------------------------
                                              Name (Please Type or Print)


                                        ---------------------------------------
                                                Signature of Spouse if
                                               Community Property State


                                        ---------------------------------------
                                                  Name of Spouse if
                                              Community Property State
                                               (Please Type or Print)

-------------------------------------------------------------------------------
         IF YOU ARE MARRIED AND LIVE IN A COMMUNITY
PROPERTY STATE, BOTH YOU AND YOUR SPOUSE MUST SIGN THIS
QUESTIONNAIRE.
-------------------------------------------------------------------------------